EXHIBIT 10.1

                        CDI PAN ASIA MAGNESIUM CO., LTD.
                             JOINT VENTURE AGREEMENT

PARTY A:          SHAREHOLDER 1:
                  SHANXI JINYANG COAL AND COKE GROUP CO., LTD.
                           South Nailin Village
                           Jiaocheng, Shanxi Province
                           China 030500
                           Legal Representative: Haixin Zhao

                  SHAREHOLDER 2:
                  RUNLIAN TIAN
                           Xi Jie 27, Chengxi District
                           Jiaocheng, Shanxi Province
                           China 030500

PARTY B:          CDI CHINA, INC.
                           5301 N. Federal Hwy, Ste 120
                           Boca Raton, FL 33487
                           Legal Representative: Yuejian (James) Wang

This investment agreement is made and entered into on September 28, 2007 by and among CDI China, Inc. a Florida corporation ("CDI China" or "Party B"), a wholly owned subsidiary of China Direct, Inc., a Florida corporation ("CDI"), and Shanxi Jinyang Coal and Coke Group Co., Ltd. a Chinese limited liability company ("Jinyang group") and Runlian Tian, the 55% and 45% shareholders, respectively, of Shanxi Jinyang Metal Chemical Co., Ltd.("Jinyang Metal"). The agreement should be effective on October 1, 2007 unless there is any delay agreed upon among the parties.

Based on mutual understanding and discussion, Party A and Party B decide to invest corporately and form CDI Pan Asia Magnesium Co., Ltd., a joint venture with a registered capital of RMB 100 million ($ 13.3 million).

ARTICLE 1. NAME AND ADDRESS OF JINYANG METAL

         Shanxi Jinyang Metal Chemical Co., Ltd. ("Jinyang Metal") South Nailing Village
         Jiaocheng, Shanxi Province
         China 030500

ARTICLE 2. ORIGINAL REGISTERED CAPITAL OF JINYANG METAL

         Jinyang Metal's original registered capital is RMB 27.5 million ($ 3.67 million)

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ARTICLE 3. SHAREHOLDER PERCENTAGE OF OWNERSHIP OF JINYANG METAL

         Shareholder 1: Shanxi Jinyang Coal and Coke Group Co., Ltd. ("Jinyang Group") invested RMB 15 million (US $ 2 million) and owns 54.545% of Jinyang Metal.

         Shareholder 2: Runlian Tian invested RMB 12.5 million ($1.67 million) and owns 45.455% of Jinyang Metal.

ARTICLE 4. ACKNOWLEDGEMENT AND APPROVAL

         This investment agreement is acknowledged by both Party A and Party B.

ARTICLE 5. CAPITAL INFUSION PLAN

         1) The total investment will be RMB 200 million ($26.67 million), the new registered capital will be increased from RMB 27.5 million ($3.67 million) to RMB 100 million ($13.3 million). The increased registered capital of RMB 72.5 million ($9.67 million) will be infused by both Party A and Party B.

         2) CDI China desires to invest RMB 51 million ($6.8 million) with cash as part of increased registered capital, and Party A will invest with fixed assets.

         3) Within 90 days after the joint venture's business license is issued, Party A shall deliver its investment of RMB 27.5 million ($3.565 million) with tangible assets (plants, equipments and etc); CDI China shall infuse an initial capital of RMB 15.3 million (US $2.04 million). The remainders will be infused by 24 month after the establishment of the joint venture.

ARTICLE 6. NEW REGISTERED CAPITAL AND TOTAL INVESTMENT

         New Registered Capital will be RMB 100 million. (US $ 13.3 million) Total Investment will be RMB 200 million. (US $ 26.67 million)

ARTICLE 7. SHAREHOLDER AND PERCENTAGE OF OWNERSHIP AFTER CAPITAL INFUSION

         Shareholer 1: Jinyang Group invests RMB 26.73 million ($ 3.565 million) with plants, equipments that it owns and gets 26.73% shares of the joint venture.

         Shareholder 2: Runlian Tian invests RMB 22.27 million ($ 2.969 million) with plants, equipments that she owns and gets 22.27% shares of the joint venture

         Shareholder 3: CDI China invests RMB 51 million ($6.8 million) with cash and gets 51% shares of the joint venture.

ARTICLE 8. FORCE MAJEURE

When either party cannot perform partial or all obligations specified in this agreement due to force majeure, the nonfeasance is not regarded as a breach of contract. Within 15 days since the

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event occurs, the party encountering force majeure should inform the counterpart party in written of the event, inability to perform obligations, and request for delaying performance of the agreement. The force majeure is the unpredictable and unavoidable political events, natural disasters, and changing social security situation that have direct effect on the performance of this agreement.

ARTICLE 9. CONFIDENTIALITY.

All involved parties should keep the information strictly confidential that are obtained by signing and performing this agreement, including the terms, negotiation details, object of the agreement, and business secrets of involved parties. The amount of registered capital is the only item that all parties can disclose to public without restriction.

The involved parties can disclose the name and address of the agreement under the following conditions: (1) when required by laws and regulations (2) when requested by government agencies and supervising authorities (3) when disclose to professional consultants and attorneys of the party, if applicable (4) when public has access to the information without assistance of the party (5) when written disclosure request is approved by all involved parties

The enforceability of the terms of confidentiality is not limited to the period during which this agreement takes effect. The terms still apply to all involved parties after the agreement terminates.

ARTICLE 10. COPIES OF THIS AGREEMENT

This agreement has four copies. Each copy has the same legal validity. The agreement takes effect upon signature and stamping. This agreement comes into force with corporation by-law simultaneously. Both parties will negotiate on the issues that are not addressed in this agreement.


Party A:

Shareholder 1: Shanxi Jinyang Coal and Coke Group Co., Ltd. ("Jinyang Group") Authorized Representative:

______________________ (Signature)



Shareholder 1: Runlian Tian
Authorized Representative:

______________________  (Signature)

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Party B:

CDI China, Inc.
Authorized Representative:

______________________ (Signature)



                                                   Signed on September 28, 2007
                                                   In Jiaocheng, Shanxi Province

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